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EXHIBIT 21.1

SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.

        The following list sets forth the name of each subsidiary of the Company, which is also the name under which such subsidiary does business:

DOMESTIC SUBSIDIARY CORPORATIONS

C. Jim Stewart & Stevenson, Inc.
Extended Reach Logistics, Inc.
IPSC Co., Inc.
S&S Trust
Sierra Detroit Diesel Allison, Inc.
Stewart & Stevenson De Las Americas, Inc.
Stewart & Stevenson FMTV International, Inc.
Stewart & Stevenson Power, Inc.
Stewart & Stevenson Transportation, Inc.
Stewart & Stevenson Truck Holdings, Inc.
Stewart & Stevenson TVS, Inc.
Stewart & Stevenson Vehicle Services, Inc.
TVS Holdings, Inc.

DOMESTIC LP and LLC

Stewart & Stevenson Tactical Vehicle Systems, LP
TVS Holdings, LLC

FOREIGN SUBSIDIARIES

Stewart & Stevenson TVS—Israel, Ltd.
Stewart & Stevenson TVS UK Ltd.
Stewart & Stevenson (U.K.) Limited

Partial Ownership:

Stewart & Stevenson de Venezuela, S.A. (99.95%—Stewart & Stevenson Services, Inc.)

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SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.